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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER dated as of September 17, 1999 among Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), Everest Reinsurance Group, Ltd., a Bermuda company and wholly-owned subsidiary of Everest Holdings ("Everest Group"), and Everest Re Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Everest Group ("Everest Merger").

   WHEREAS, the respective Boards of Directors of Everest Holdings, Everest Group and Everest Merger deem it advisable and in the best interests of their respective stockholders to reorganize so that Everest Group becomes the parent holding company for Everest Holdings;

   WHEREAS, the respective Boards of Directors of Everest Holdings, Everest Group and Everest Merger have approved the merger of Everest Merger with and into Everest Holdings (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $.01 per share, of Everest Holdings ("Everest Holdings Common Stock") (other than those shares held by Everest Holdings or any direct or indirect wholly-owned subsidiary of Everest Holdings), will be automatically converted into one common share, par value $.01 per share, of Everest Group ("Everest Group Common Share"), and each outstanding share of common stock, par value $.01 per share, of Everest Merger ("Everest Merger Common Stock"), will be automatically converted into one share of Everest Holdings Common Stock; and

   WHEREAS, the Merger requires the approval of Everest Group, as sole stockholder of Everest Merger, and the approval of the holders of a majority of the outstanding shares of Everest Holdings Common Stock entitled to vote thereon at the meeting of holders of Everest Holdings Common Stock to be called therefor (the "Everest Holdings Stockholder Approval");

   NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                     MERGER

   1.01. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Everest Merger shall be merged with and into Everest Holdings at the Effective Time (as defined in Section 1.02). Following the Effective Time, the separate corporate existence of Everest Merger shall cease and Everest Holdings shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Everest Merger in accordance with the DGCL.

   1.02. Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.01, the parties shall file a certificate of merger or other appropriate documents (in any case, the "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the close of business on the date that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as Everest Merger and Everest Holdings shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

   1.03. Effects of the Merger. The Merger shall have the effects set forth in
Section 259 of the DGCL.

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                                   ARTICLE II

                  NAME, CERTIFICATE OF INCORPORATION, BY-LAWS,
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

   2.01. Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Everest Reinsurance Holdings, Inc."

   2.02. Certificate of Incorporation. The Certificate of Incorporation of Everest Holdings, as in force and effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   2.03. By-Laws. The by-laws of Everest Holdings, as in force and effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   2.04. Directors. The directors of Everest Holdings in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold their respective directorships until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

   2.05. Officers. The officers of Everest Holdings in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold their respective directorships until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

   3.01. Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

     (a) Conversion of Everest Holdings Common Stock. Each issued and outstanding share of Everest Holdings Common Stock (other than shares to be canceled in accordance with Section 3.01(c)) shall be automatically converted into and shall become one validly issued, fully paid and non-assessable Everest Group Common Share.

     (b) Everest Merger Common Stock. Each issued and outstanding share of Everest Merger Common Stock shall be converted into and become one fully paid and nonassessable share of Everest Holdings Common Stock.

     (c) Cancellation of Everest Holdings-Owned Stock. Each outstanding Everest Group Common Share that is owned by Everest Holdings prior to the Effective Time shall immediately after the Effective Time be repurchased by Everest Group for $0.01 per share, or $12,000 in the aggregate, and shall upon such repurchase be canceled and retired and shall cease to be issued. Each outstanding share of Everest Holdings Common Stock that is owned by Everest Holdings or by any direct or indirect wholly-owned subsidiary of Everest Holdings prior to the Effective Time shall automatically be canceled and retired and shall cease to be issued and no Everest Group Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of Everest Holdings Common Stock.

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   3.02. Exchange of Stock.

     (a) Exchange Procedures. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Everest Holdings Common Stock may, but shall not be required to, surrender the same to Everest Group for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Everest Group Common Shares as the shares of Everest Holdings Common Stock previously represented by the stock certificates surrendered. If any certificate representing Everest Group Common Shares is to be issued in a name other than that in which the certificate theretofore representing Everest Holdings Common Stock surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall either: (i) pay Everest Group or its agents any taxes or other governmental charges required by reason of the issuance of certificates representing Everest Group Common Shares in a name other than that of the registered holder of the certificate so surrendered; or (ii) establish to the satisfaction of Everest Group or its agents that such taxes or governmental charges have been paid. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented Everest Holdings Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Everest Group Common Shares as though such surrender or transfer and exchange had taken place.

     (b) No Further Ownership Rights in Everest Holdings Common Stock. All Everest Group Common Shares issued upon the surrender for exchange of certificates in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Everest Holdings Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Everest Holdings on such shares of Everest Holdings Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Everest Holdings Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

                                   ARTICLE IV

                    EMPLOYEE BENEFIT AND COMPENSATION PLANS

   4.01. Plans Assumed by Everest Group. At the Effective Time, Everest Group shall assume all the rights and obligations of Everest Holdings under the Annual Incentive Plan, the Executive Performance Annual Incentive Plan, the 1995 Stock Incentive Plan, the 1995 Stock Option Plan for Non-Employee Directors, the Senior Executive Change of Control Plan and all other plans, arrangements or agreements pursuant to which options with respect to Everest Holdings Common Stock have been or may be granted, as each such plan, arrangement or agreement has been or may be amended prior to the Effective Time (collectively, the "Plans"). The outstanding options assumed by Everest Group shall be exercisable upon the same terms and conditions as under the Plans and the agreements relating thereto immediately prior to the Effective Time, except that upon the exercise of such options Everest Group Common Shares shall be issuable in lieu of shares of Everest Holdings Common Stock. The number of Everest Group Common Shares issuable upon the exercise of an option immediately after the Effective Time and the option price of each such option shall be the number of shares and option price in effect immediately prior to the Effective Time.

   4.02. Other Benefit Plans. At the Effective Time, each employee benefit plan and incentive compensation plan other than the Plans to which Everest Holdings is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation.

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                                   ARTICLE V

                             CONDITIONS PRECEDENT

   5.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

     (a) Stockholder Approval. The Everest Holdings Stockholder Approval shall have been obtained.

     (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Everest Group in connection with the issuance of the Everest Group Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

     (c) NYSE Listing. The Everest Group Common Shares issuable pursuant to the terms of this Agreement shall have been approved for listing by the New York Stock Exchange, Inc., subject to official notice of issuance.

     (d) Governmental, Regulatory and Other Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be) and all applicable waiting periods shall have expired.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

   6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Everest Holdings Stockholder Approval shall have been obtained, by action of the Board of Directors of Everest Holdings or of Everest Group.

   6.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Everest Holdings, Everest Merger or Everest Group, other than the provisions of this
Article VI and Article VII.

   6.03. Amendment. This Agreement may be amended by the parties at any time before or after the Stockholder Approval shall have been obtained; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by the stockholders of Everest Holdings without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   6.04. Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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   6.05. Procedure for Termination, Amendment, Extension or Waiver. A
termination of this Agreement pursuant to Section 6.01, an amendment of this Agreement pursuant to Section 6.03 or a waiver pursuant to Section 6.04 shall, in order to be effective, require in the case of Everest Holdings, Everest Merger or Everest Group, action by its Board of Directors.

                                  ARTICLE VII

                               GENERAL PROVISIONS

   7.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Everest Holdings:

         Everest Reinsurance Holdings, Inc.
         477 Martinsville Road
         P.O. Box 830
         Liberty Corner, New Jersey 07938-0830

    (b) if to Everest Group:

         Everest Reinsurance Group, Ltd.
         c/o ABG Financial & Management Services Inc.
         Parker House
         Wildey Business Park, Wildey Road
         St. Michael, Barbados

    (c) if to Everest Merger:

         Everest Re Merger Corporation
         c/o Everest Reinsurance Holdings, Inc.
         477 Martinsville Road
         P.O. Box 830
         Liberty Corner, New Jersey 07938-0830

   7.02. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Articles III and IV, are not intended to confer upon any person other than the parties any rights or remedies.

   7.03. Further Assurances. The parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

   7.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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   IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed, by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Everest Reinsurance Holdings, Inc.

                                                 /s/ Stephen L. Limauro
                                          By: _________________________________
                                                     Stephen L. Limauro
                                             Name: ____________________________
                                                   Senior Vice President and
                                                          Comptroller
                                             Title: ___________________________

                                          Everest Re Merger Corporation

                                                   /s/ Janet J. Burak
                                          By: _________________________________
                                                       Janet J. Burak
                                             Name: ____________________________
                                                   Senior Vice President and
                                                           Secretary
                                             Title: ___________________________

                                          Everest Reinsurance Group, Ltd.

                                                   /s/ Janet J. Burak
                                          By: _________________________________
                                                       Janet J. Burak
                                             Name: ____________________________
                                                        Deputy Chairman
                                             Title: ___________________________

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